                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K\A

                       AMENDMENT NO. 1 TO CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: July 9, 1997

                   SENTO TECHNICAL INNOVATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                Utah                  0-6425             87-0284979
          ---------------     ---------------------    --------------
          (State or other     (Commission File No.)    (IRS Employer
          jurisdiction of                              Identification
           incorporation)                                   No.)

                             311 North State Street
                                Orem, Utah 84057
                             ----------------------
           (Address of principal executive offices including zip code)

       Registrant's telephone number, including area code: (801) 226-3355

                                Amendment No. 1

1. This amendment No. 1 to the Current Report on Form 8-K dated September 26, 1997 is being filed by Sento Technical Innovations Corporation, to provide the financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION.

(a)  Financial statements of business acquired:
                                                                            PAGE
                                                                            ----

         Report of Independent Public Accountants                            F-1

         Balance sheet at June 30, 1997                                      F-2

         Income Statement for the year ended June 30, 1997                   F-3

         Statement of Stockholders' Equity for the year ended June 30, 1997  F-4

         Statement of Cash Flows for the year ended June 30, 1997            F-5

         Notes to Financial Statements                                       F-6

(b)  Pro forma financial information:

         Unaudited Pro forma condensed Balance Sheet as of March 31, 1997 for Sento Technical Innovations Corporation and June 30, 1997 for
         Australian Software Innovations, Inc.                              F-14

         Unaudited Pro forma condensed Income Statements for the year ended March 31, 1997 for Sento Technical Innovations Corporation
         and June 30, 1997 for Australian Software Innovations, Inc.        F-16

         Notes to Pro Forma Condensed Financial Data                        F-17

                          ALINDA INVESTMENTS PTY LIMITED

        (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)

                              ACN: 050 053 355


                            FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED JUNE 30, 1997



               (With Independent Auditors' Report Thereon)

[MOORE STEPHENS LETTERHEAD]

--------------------------------------------------------------------------------
Your Reference                                Our Reference

         INDEPENDENT AUDIT REPORT TO THE MEMBERS OF AUSTRALIAN SOFTWARE
                       INNOVATIONS SERVICES PTY LIMITED

We have audited the special purpose financial statements, being the Income Statement, Balance Sheet, Statement of Stockholders Equity, Statement of Cash Flows and notes to and forming part of the financial statements of Australian Software Innovations Services Pty Limited for the year ended 30 June 1997. The company's directors are responsible for the financial statements. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

The financial statements have been prepared in accordance with United States of America generally accepted accounting principles for inclusion in a report to be lodged with the Securities Exchange Commission.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial statements are presented fairly in accordance with United States of America generally accepted accounting principles so as to present a view which is consistent with our understanding of the company's financial position, the results of its operations and cash flows.

The audit opinion expressed in this report has been formed on the above basis.

In our opinion, the financial statements of Australian Software Innovations Services Pty Limited are properly drawn up:

(a) so as to present fairly, in all material respects, the financial position of the company as at 30 June 1997, and the results of operations and cash flows for the financial year ended on that date of the company; and

(b) in accordance with United States of America generally accepted accounting principles.


Signed at Sydney, Australia this 22nd day of September 1997

/s/ MOORE STEPHENS
-----------------------------
MOORE STEPHENS
CHARTERED ACCOUNTANTS

/s/ DAVID WILLIAMS SINCLAIR
-----------------------------
DAVID WILLIAMS SINCLAIR
PARTNER

                         ALINDA INVESTMENTS PTY LIMITED
       (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)
                              A.C.N. 050 053 355

                                BALANCE SHEET
                             AS OF JUNE 30, 1997
--------------------------------------------------------------------------------

                                                            AS OF JUNE 29 1997
                                                            ------------------
CURRENT ASSETS
Cash                                                                  46,912
Accounts Receivable                                                  182,315
Allowance for Doubtful Accounts                                      (12,160)
Unearned Income in Accounts Receivable                               (37,529)
Export Grants Receivable                                              53,364
Other Receivables                                                     11,521
Inventories                                                            4,231
                                                                    --------
Total Current Assets                                                 248,654

NON-CURRENT ASSETS
Loans to Shareholders                                                185,518
Loans to Related Parties                                             304,869
Provisions for Related Party Loans                                   (74,510)
Office Equipment                                                     335,684
Motor Vehicles                                                       183,266
Accumulated Depreciation                                            (259,567)
                                                                    --------
Total Non-Current Assets                                             675,260

TOTAL ASSETS                                                         923,914
                                                                    --------
                                                                    --------

CURRENT LIABILITIES
Accounts Payable                                                     109,784
Bank Overdraft                                                        96,086
Accrued Liabilities                                                   70,604
Deferred Revenues                                                    150,707
Loans Payable - Current                                              143,733
                                                                    --------
Total Current Liabilities                                            570,914

NON-CURRENT LIABILITIES
Loans Payable - Non-Current                                          113,861

TOTAL LIABILITIES                                                    684,775
                                                                    --------

STOCKHOLDERS EQUITY
Common Stock - Par Value A$1, 1,000,000
  Shares Authorized, 2 Shares Issued                                       1
Cumulative Translation Adjustment                                     16,758
Retained Earnings                                                    222,380
                                                                    --------
Total Stockholders Equity                                            239,139

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                            923,914
                                                                    --------
                                                                    --------

                        ALINDA INVESTMENTS PTY LIMITED
      (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)

                               A.C.N. 050 053 355

                                INCOME STATEMENT
                        FOR THE YEAR ENDING JUNE 30, 1997

-------------------------------------------------------------------------------


REVENUES
Software License                                             873,263
Service Maintenance and Consultancy                          466,966
Distribution Fees                                            550,000
                                                           ---------
Total Revenues                                             1,890,229

COST OF SALES
Software Licences                                            287,549
Maintenance                                                  113,005
                                                           ---------
Total Cost of Sales                                          400,554

Gross Profit                                               1,489,675

OPERATING EXPENSES
General and Adminstrative                                    754,110
Marketing                                                    929,996
                                                           ---------
Loss from Operations                                         194,431

OTHER INCOME (EXPENSE)
Option Fees                                                  130,000
Interest Income                                                6,217
Export Grant                                                  56,028
Loss on Loan Receivable                                      (78,230)
Interest Expense                                             (37,809)
                                                           ---------
Total Other Income (Expense)                                  76,206

Net Loss Before Taxes                                        118,225

Income Tax Expense                                                 0

NET LOSS                                                     118,225
                                                           ---------
                                                           ---------
Net Loss per share                                            59,113

                        ALINDA INVESTMENTS PTY LIMITED
      (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)

                               A.C.N. 050 053 355

                        STATEMENT OF STOCKHOLDERS' EQUITY
                               AS OF 30 JUNE, 1997

-------------------------------------------------------------------------------

                                                 Cumulative          Total
                     Common Stock    Retained    Translation    Stockholders
                     Shares Amount   Earnings     Adjustment        Equity
                     ------ ------   --------     ----------        ------

Balance,
  July 1, 1996           2   $1      $340,605     $     -         $340,606
Net Income                           (118,225)     16,758         (101,467)
                                     --------------------------------------
Balance,
  June 30, 1997          2   $1      $222,380     $16,758         $239,139
                                     --------------------------------------
                                     --------------------------------------

                        ALINDA INVESTMENT PTY LTD
                           (ACN: 050 053 355)
        (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LTD)

                         STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED JUNE 30, 1997
-------------------------------------------------------------------------------

                                                                 Year ended
                                                                June 30, 1997
                                                                -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                      $(106,534)
  Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortisation                                   82,954
     Provision for doubtful debts                                    12,767
     Provision for related party receivables                         78,230
     Staff entitlements                                               9,338

     Changes in operating assets and liabilities:
        Increase in accounts receivable                             (93,510)
        Increase in other receivables                               (10,675)
        Increase in inventories                                      (4,443)
        Decrease in other current assets                                656
        Increase in accounts payable                                 72,018
        Increase in accrued liabilities                               2,178
        Increase in deferred revenue                                 60,383
                                                                  ---------
     Total adjustments                                              209,896
                                                                  ---------
  Net cash provided in operating activities                         103,362

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                              (72,076)
  Loans advanced during year                                       (102,272)
  Repayment of loans received during year                            36,997
                                                                  ---------
  Net cash used by investing activities                            (137,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowing under line of credit agreement                       12,950
  Proceeds from finance borrowings                                  133,546
  Principal repayments of long-term debt                            (65,834)
                                                                  ---------
  Net cash provided by financing activities                          80,662

EFFECT OF EXCHANGE RATE CHANGES ON CASH                              (2,361)

NET INCREASE IN CASH                                                 44,312

CASH AT BEGINNING OF YEAR                                             2,600
                                                                  ---------
CASH AT END OF YEAR                                                  46,912
                                                                  ---------
                                                                  ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest                                               37,809

                       ALINDA INVESTMENTS PTY LIMITED
       (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)
                             ACN: 050 053 355

NOTES TO THE FINANCIAL STATEMENTS FOR YEAR ENDED JUNE 30, 1997

--------------------------------------------------------------------------------

(1) Summary of Significant Accounting Policies

DESCRIPTION OF BUSINESS

Alinda Investments Pty Limited a wholly owned subsidiary of Kilat Holdings Pty Limited (both companies being organized under the laws of Australia) develops & markets UNIX and Windows NT-based computer management and performance monitoring software solutions. This software is complemented by professional consultancy and integration, performance tuning education, and customized configuration and development services.

Alinda is also the direct Asian distributor for Corel Wordperfect for OpenVMS and UNIX, Lotus 1-2-3 for OpenVMS, virus detection software from Trend Micro, and a number of other leading software products for end-user, Internet/Intranet, and systems management markets.

The Company's customers consist of business and governmental entities, geographically dispersed throughout Australia, The pacific, Europe, Asia and the United States.

Revenues from foreign sales for the year ended June 30, 1997 were approximately sixty four percent of total sales, most of which were from the United States and the United Kingdom.

INVENTORIES

Inventories consist primarily of computer software disks and supplies from third party suppliers, which are stated at the lower of cost or market. Cost is determined using the average cost method.

FIXED ASSETS

Fixed assets are stated at cost. Depreciation of fixed assets is computed on both the straight-line & declining balance methods over the estimated useful lives of individual classes of assets. The estimated useful lives of the individual classes of assets are as follows:

      Furniture & equipment          4-8 years
      Motor Vehicle equipment        6-7 years

Depreciation expense for fiscal 1997 was $82,954.

                       ALINDA INVESTMENTS PTY LIMITED
        (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)
                             ACN: 050 053 355

NOTES TO THE FINANCIAL STATEMENTS FOR YEAR ENDED JUNE 30, 1997

------------------------------------------------------------------------------

REVENUE RECOGNITION

Revenue from the sale of software licenses and associated consultancy and training services is recognized as the service is performed. Deferred maintenance revenue consists of payments received on software maintenance contracts and recorded as revenue over the period of the contract, which is typically one year.

RESEARCH AND DEVELOPMENT

Research and development costs are expended as incurred.

SOFTWARE DEVELOPMENT COSTS AND PURCHASED SOFTWARE

Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, provides for the capitalization of certain software development costs upon the establishment of technological feasibility which is defined by the Company as the completion of a working model of the software. Internal software development costs incurred to date that are eligible for capitalization have been immaterial or else would have been fully amortised by the reporting date.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred Income taxes arise from timing differences resulting from income and expense reported for financial accounting and tax purposes. The Company estimates its deferred tax assets are $100,469 as of June 30, 1997. The Company believes net deferred tax assets are unlikely to be realized and accordingly has not recorded any deferred tax assets.

                       ALINDA INVESTMENTS PTY LIMITED
       (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PRY LIMITED)
                             ACN: 050 053 355

NOTES TO THE FINANCIAL STATEMENTS FOR YEAR ENDED JUNE 30, 1997

--------------------------------------------------------------------------------

NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

Net income per common and common equivalent share is computed based on the weighted average number of common shares. The number of shares used to compute net income per common share was 2 shares for the year ended June 30, 1997.


CONCENTRATION OF CREDIT RISK

In the normal course of business, the Company provides unsecured credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations. The Company has sales to two significant customers. Total sales to these customers were 12% and 17% respectively during the year.


USE OF ESTIMATES

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(2) NOTE PAYABLE TO BANK AND LONG-TERM DEBT

The Company has a $149,600 line of credit, at the bank's base rate plus one and three quarter percent, secured by a mortgage over the director's personal land and building property. An amount of $96,086 was outstanding at June 30, 1997.

                          ALINDA INVESTMENTS PTY LIMITED
        (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)
                              ACN: 050 053 355

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 1997

--------------------------------------------------------------------------------

Long-term debt at June 30, 1997 consisted of the following:

     Minimum future payments (capitalized in the financial statements) on equipment finance. This finance is secured over the equipment, which at June 30, 1997 has a book value of $191,720

                                                                   TOTAL
                                                                   LIABILITY
     TYPE                      MATURITY       RATE     PAYMENT     1997
     ----                      --------       ----     -------     ---------
     Secured Hire Purchase     Feb-99         9.20%    1084.00     $ 36,606
     Secured Hire Purchase     Mar-98        10.47%     574.66        3,689
     Secured Hire Purchase     Jun-98        10.30%     694.08        5,870
     Secured Hire Purchase     May-99         9.83%     165.78        2,580
     Secured Hire Purchase     Aug-98        11.05%     653.94        7,735
     Secured Hire Purchase     Oct-97        11.30%     471.54        1,373
     Secured Hire Purchase     Nov-98        12.40%    1787.79       42,095
     Secured Hire Purchase     Feb-98        12.05%    1082.74        6,174
     Secured Hire Purchase     May-99        11.33%     729.33       11,198
     Secured Hire Purchase     May-98        11.25%     948.39        7,349
     Secured Hire Purchase     Mar-01        11.95%     381.99       10,276
     Secured Hire Purchase     Oct-00        11.70%     301.62        7,414
     Secured Hire Purchase     Dec-00         8.96%     563.84       14,977
     Secured Hire Purchase     Mar-01         9.81%     631.05       17,518
     Secured Hire Purchase     May-00         9.20%     365.69        8,232
                                                                   --------
     Total Hire Purchase                                            183,085

     Unsecured Loan Payable    Sep-97         8.00%       -          74,510
                                                                   --------
     Total Liabilities                                              257,595

     Less: Current Portion                                          143,733
                                                                   --------
     Long Term Liabilities                                          113,861
                                                                   --------
                                                                   --------

     Aggregate maturities of long-term debt are as follows:

     1998                        $143,735
     1999                        $ 86,384
     2000                        $ 17,690
     2001                        $  9,787
     2002                        $      0
     thereafter                  $      0


                        ALINDA INVESTMENTS PTY LIMITED
      (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)
                                ACN: 050 053 355

NOTES TO THE FINANCIAL STATEMENTS FOR YEAR ENDED JUNE 30, 1997

-------------------------------------------------------------------------------



(3) OPTIONS & LICENSES GRANTED


EXCLUSIVE LICENSE AGREEMENT

Effective July 1, 1996, the company granted an exclusive license and technical assistance agreement to Sento Technical Innovations Corporation (Sento), a corporation organized under the laws of the United States. Sento & related subsidiaries, which maintain their principal office in Orem, Utah, USA, resells computer software & hardware systems and also provide technical support to customers throughout the United States and abroad. Under the terms of the license agreement, the Company granted an exclusive license in North and South America during a five-year term (which may be extended for up to three additional five-year periods) to use, market, manufacture, assemble, test, and modify the Company's SYSMON software program. In consideration of the grant of the license, the Company received a non-refundable license fee in the amount of $550,000 and a right to receive royalties from the Sento group during the term of the license, based upon product and maintenance revenues generated by the licensee for the use, sale, license, and provision of technical support and maintenance services attributable to the SYSMON software. In the event that the licensee fails to meet certain performance criteria set forth in the license agreement, the Company may terminate the exclusive nature of the license throughout the remainder of the license term. Revenues from the license fee and any royalties received are recognized at the time of receipt. Royalties received from the Sento group of companies totalled $200,569 during fiscal 1997.

OPTION AGREEMENT

On September 10, 1996, the Company entered into an Option Agreement by and among the Company, Sento, Kilat Holdings Pty Limited (Kilat), a limited liability company organized under the laws of Australia and the sole shareholder of ASI and Eng Lee and Mary Lee, the sole shareholders of Kilat (the ASI Shareholders). Under the terms of the option agreement, the Company granted to the Sento group an option, exercisable at the optionee's discretion any time prior to September 10, 1997, to acquire all or any portion of the tangible and intangible assets of the Company, as determined by the optionee.

As consideration for the grant of the option, the Company received from Sento an option fee in the amount of $130,000. In the event that Sento elects to exercise the option for the purchase of all the Company's assets, Sento has agreed to pay to the Company the exercise price of $1,405,000, subject to certain adjustments to the cash portion of the exercise price to reflect the profit or loss of ASI for the period from April 30, 1996 through to October 31, 1996. The optionee has also agreed

                       ALINDA INVESTMENTS PTY LIMITED
       (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)
                             ACN: 050 053 355

NOTES TO THE FINANCIAL STATEMENTS FOR YEAR ENDED JUNE 30, 1997

--------------------------------------------------------------------------------

to assume certain liabilities associated with the assets of the Company to be acquired by the optionee. The fee received by the Company for the granting of the option has been recognized as revenue during fiscal 1997. No amount has been recognized in the financial statements for any amount to be received upon the future exercise of the option agreement.


(3) LEASES

The Company has operating leases for office space and equipment. The Company incurred rent expense of $68,977 for the fiscal year 1997. Future minimum rent payments under existing operating leases are $4,313 in fiscal 1998. No further committments have been made under any operating leases at June 30, 1997.


(4) RETIREMENT PLAN

The Company has a statutory obligation under the laws of Australia to contribute certain amounts into a regulated superannuation fund on behalf of all employees, except where certain excemptions apply. The Company has no involvement with the management, control or organization of the Fund. The participants are fully vested at all times in both employee contributions & statutory employer contributions. Employer contributions of $46,283 has been, expensed in the financial statements for the fiscal year 1997.


(5) COMMON STOCK

The Company has not issued any options, warrants or other placements over its common stock to any employees or outside parties during the fiscal year 1997 or as at June 30, 1997.

The Company's Common Stock is not listed on any board, market or exchange in the United States or abroad.

(6) RELATED PARTY RECEIVABLES

The Company currently has three loans receivables from related parties. The loan outstanding from a shareholder at June 30, 1997 was $185,517, a net decrease of $12,567 during the year. In addition, the Company has two loans outstanding to related affiliates of $162,572 and $142,117, a net increase of $18,534 and $78,876 respectively. During the year the Company recorded a provision against the latter loan for $74,510 due to the assessment of the loan's collectibility.

                     ALINDA INVESTMENTS PTY LIMITED
       (FORMERLY AUSTRALIAN SOFTWARE INNOVATIONS SERVICES PTY LIMITED)
                          ACN: 050 053 355

NOTES TO THE FINANCIAL STATEMENTS FOR YEAR ENDED JUNE 30, 1997

------------------------------------------------------------------------------

(7) SUBSEQUENT EVENTS

On 10th July 1997, Sento Technical Innovations Corporation, a company organized under the laws of the United States, exercised its option under an option agreement granted by the Company to purchase all of the Company's assets directly related to its computer software business & certain associated liabilities. The assets sold included the following items recognized in the attached balance sheet: cash, accounts receivable, inventories & fixed assets (excluding some transportation vehicles). The amount reflected in these financial statements as at June 30, 1997 for the assets transfered is $341,311. Liabilities assumed by Sento under the option exercise includes the following liabilities recognised in the financial statements: bank line of credit, accounts payable, equipment finance creditors, employee entitlements, short term loans, and deferred maintenance revenue. The amount reflected in the financial statements as at June 30, 1997 for these items amounts to $682,612. Assets not reflected in the financial statements which were also transferred under the option agreement includes: all the rights of the Company in the intellectual property of the Company's computer software products, its know how, documentation & development costs in the computer products, its customer list & marketing material, and the goodwill associated with the Company's products, reputation, location & name (which was also subject to the transfer). The Company's ultimate shareholders have also entered into a non compete deed covering a period of 3 years. The exercise price received by the company for the transfer of the above assets & liabilities (excluding the option exercise price of $130,000 previously received) was $1,153,000.

The Company & its ultimate shareholders have in respect of the asset sale granted to Sento various warranties, representations & indemnifications including but not limited to its ownership in the assets sold, the consent of various third parties to the sale, publicity, exclusivity, cooperation & restraint of trade.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements give effect to the acquisition by the Company of substantially all of the assets and the assumption of certain liabilities of Australian Software Innovations (Services) Pty Ltd ("ASI") as described in Item 2 of this current report on Form 8-K. The following statements have been prepared using the historical financial statements of the Company, and the historical financial statements of ASI. The pro forma financial information reflects adjustments deemed necessary by the Company to give effect to the acquisition as if it had occurred as of the beginning of the period presented with respect to pro forma statements of operations data and as of the balance sheet date with respect to pro forma balance sheet data. The pro forma financial data is provided for analysis purposes only and does not purport to indicate the results which actually would have been obtained if the acquisition had been effected on the dates indicated, or of the results which may be obtained in the future.

    The pro forma financial information is based on the purchase method of accounting. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statement of income combines the results of the Company for the eleven months ended March 31, 1997 with the results of ASI for the year ended June 30, 1997. The unaudited pro forma condensed combined balance sheet shows the combined positions of the Company and ASI as of March 31, 1997 and June 30, 1997 respectively.

    The principal ASI assets acquired by the Company in the ASI acquisition, consisting primarily of the software products, were subsequently sold to BMC Software Inc. as described in Item 2 of this current report on Form 8-K. The sale of the software products is not reflected in the unaudited pro forma condensed combined balance sheet since it was a subsequent event and will be reflected in future financial statements issued by the Company. No adjustment has been made to the unaudited pro forma condensed combined statement of income to reflect the sale of the software products because ASI will continue to sell the BMC software line of products which now includes the ASI software products.

                  SENTO TECHNICAL INNOVATIONS CORPORATION AND
                     AUSTRALIAN SOFTWARE INNOVATIONS, INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

                                       Historical       Historical                    Pro Forma
                                     -----------------------------------------------------------
                                          Sento            ASI
                                     As of March 31,  As of June 30,
                                           1997          1997          Adjustments        Combined
                                     -----------------------------------------------------------
Assets
Current assets:
  Cash                                 $2,225,338         $46,912    $(1,357,111)(1)    $915,139
  Accounts Receivable (Net)             3,140,425         132,626        (85,355)(4)   3,187,696
  Inventories                             155,465           4,231                        159,696
  Other current assets                    241,644          64,885        (64,885)(2)     111,644
                                                                        (130,000)(6)
  Deferred tax assets                      98,917         98,917
                                       ------------------------------------------   ------------
Total current assets                    5,861,789         248,654     (1,637,351)      4,473,092
                                       ------------------------------------------   ------------
Fixed assets
  Land                                     36,021                                         36,021
  Building                                250,489                                        250,489
  Furniture and equipment                 772,321         335,684                      1,108,005
  Transportation                           11,516         183,266       (163,266)(2)      31,516
  Acc. depreciation                      (359,268)       (259,567)        61,425 (2)    (557,410)
                                       ------------------------------------------   ------------
Net fixed assets                          711,079         259,383       (101,841)        868,621
                                       ------------------------------------------   ------------
Goodwill                                                               1,690,202 (3)   1,690,202
Other assets                              476,400         415,877       (415,877)(2)      27,600
                                                                        (448,800)(6)
                                       ------------------------------------------   ------------
                                       $7,049,268       $ 923,914    $  (913,667)     $7,059,514
                                       ------------------------------------------   ------------
                                       ------------------------------------------   ------------

                  SENTO TECHNICAL INNOVATIONS CORPORATION AND
                     AUSTRALIAN SOFTWARE INNOVATIONS, INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

                                        Historical         Historical                    Pro Forma
                                     --------------------------------------------------------------
                                         Sento                ASI
                                     As of March 31,     As of June 30,
                                          1997               1997          Adjustments        Combined
                                     --------------------------------------------------------------
Liabilities and Stockholders Equity
Current liabilities:
  Current portion of long-term debt        $8,286            $239,819     $(204,111)(1)     $43,994
  Accounts payable                      2,216,634             109,784       (85,355)(4)   2,241,063
  Accrued liabilities                     260,274              70,604        (2,163)(2)     328,715
  Income taxes payable                    132,207                                           132,207
  Deferred maintenance revenue          1,099,849                   -                     1,099,849
  Other deferred revenue                    4,959             150,707                       155,666
                                       ---------------------------------------------   ------------
Total current liabilities               3,722,209             570,914      (291,629)      4,001,494
                                       ---------------------------------------------   ------------
Long-term liabilities:
  Long-term debt, excl. current portion   208,075             113,861                       321,936
  Deferred tax liability                    5,333                                             5,333
                                       ---------------------------------------------   ------------
Total long-term liabilities               213,408             113,861             -         327,269
                                       ---------------------------------------------   ------------
Stockholders' equity
  Common stock                          1,087,784                   1            (1)(2)   1,087,784
  Additional paid-in capital            1,595,376                                         1,595,376
  Deferred compensation                  (100,000)                                         (100,000)
  Cumulative translation adjustment                            16,758       (16,758)(2)           -
  Retained earnings                       530,491             222,380      (222,380)(2)     147,591
                                                                           (101,200)(6)
                                                                           (281,700)(3)
                                       ---------------------------------------------   ------------
Total stockholders' equity              3,113,651             239,139      (622,038)      2,730,751
                                       ---------------------------------------------   ------------
                                       $7,049,268            $923,914     $(913,667)     $7,059,514
                                       ---------------------------------------------   ------------
                                       ---------------------------------------------   ------------

                  SENTO TECHNICAL INNOVATIONS CORPORATION AND
                     AUSTRALIAN SOFTWARE INNOVATIONS, INC.
                UNAUDITED PRO FORMA CONDENSED INCOME STATEMENTS

                                       Historical       Historical                    Pro Forma
                                     ----------------------------------------------------------
                                         Sento            ASI
                                      for 11 months   for 12 months
                                     ended March 31,  ended June 30,
                                          1997            1997       Adjustments      Combined
                                     ----------------------------------------------------------
Revenues:
  Software licenses and maintenance    $8,855,887        $873,263   $  (313,518)(5)  $9,415,633
  Hardware sales and services           8,753,699         466,966                     9,220,665
  Distribution fees                             -         550,000      (550,000)(6)           -
                                       -----------------------------------------   ------------
Total revenues                         17,609,586       1,890,229      (863,518)     18,636,298
                                       -----------------------------------------   ------------
Cost of Sales:
  Software licenses and maintenance     3,927,280         287,549      (313,518)(5)   3,901,311
  Hardware sales and services           7,514,278         113,005                     7,627,283
                                       -----------------------------------------   ------------
Total cost of sales                    11,441,558         400,554      (313,518)     11,528,594
                                       -----------------------------------------   ------------
Gross Profit                            6,168,028       1,489,675      (550,000)      7,107,704
Operating Expenses
Selling, general and administrative     5,711,061       1,684,106       281,700(3)    7,676,867
Research and development                  524,787                                       524,787
                                       -----------------------------------------   ------------
Income (loss) from operations             (67,820)       (194,431)     (831,700)     (1,093,951)
Other income (expense):
  Interest income                          67,769           6,217                        73,986
  Interest expense                        (21,878)        (37,809)                      (59,687)
  Other income (expense)                   60,484          56,028                       116,512
  Option fees                                   -         130,000      (130,000)(6)           -
  Loss on Loan receivable                       -         (78,230)                      (78,230)
                                       -----------------------------------------   ------------
Total other income (expense)              106,375          76,206      (130,000)         52,581
                                       -----------------------------------------   ------------
Income before taxes                        38,555        (118,225)     (961,700)     (1,041,370)
Income tax expense                         16,139               -                        16,139
Net Income (loss)                         $22,416       $(118,225)    $(961,700)    $(1,057,509)
                                       -----------------------------------------   ------------
                                       -----------------------------------------   ------------
Net Income (loss) per common share          $0.01         $59,113                        $(0.24)
                                       -----------------------------------------   ------------
                                       -----------------------------------------   ------------

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following pro forma adjustments have been made to the historical condensed consolidated balance sheet of Sento Technical Innovations Corporation to give effect to the acquisition of certain assets and assumption of certain liabilities of ASI.

    (1) To reflect the reduction of cash for the purchase of the assets and liabilities of ASI, including payment of the bank overdraft assumed by Sento.

    (2) To eliminate assets not acquired and liabilities not assumed by Sento in connection with the acquisition.

    (3) To record Goodwill of $1,971,902 in connection with the acquistion and to reflect 1 year of amortization of that goodwill on a straight-line basis over 7 years.

    (4) To reflect eliminations of the intercompany accounts payable and accounts receivable.

    (5) To reflect eliminations of the intercompany revenues and cost of goods sold.

    (6) To eliminate the revenues recorded from the distribution fee and option fee and the assets related to these. An adjustment to retained earnings was made to reflect the amortization Sento expensed of $101,200 on the distribution fee.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SENTO TECHNICAL INNOVATIONS CORPORATION
                                       (Registrant)

                                       By:  /s/ Robert K. Bench
                                          -------------------------------------
                                                Robert K. Bench, President

Date:  Sept. 26, 1997